SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                      --------------------

                            Form 8-K
                         CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                             OF 1934
                DATE OF REPORT - August 17, 2000
                (Date of earliest event reported)


                  Honeywell International Inc.
     (Exact name of Registrant as specified in its Charter)

     DELAWARE             1-8974             22-2640650
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)          Identification
  incorporation)                               Number)



101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY    07962-2497
(Address of principal executive offices)                    (Zip Code)

   Registrant's telephone number, including area code:  (973) 455-2000



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ITEM 5. OTHER EVENTS.

     On August 17, 2000, Honeywell International Inc.
affirmed its plans to exit certain non-core business. We announced that charges with these portfolio changes were expected to range from $300 million to $350 million (pre-tax) in the third quarter of 2000. Anticipated portfolio changes include the divestiture of the Friction Materials business and a loss related to an investment in a basic chemical manufacturing company.

     Repositioning and other charges, which are primarily related to our previously announced cost-reduction activities, are expected to be an additional $100 million to $125 million in the third quarter.

     Attached as Exhibits 99.1 and 99.2 hereto are press releases we issued on August 24 and September 5, 2000 describing certain developments in connection with our plans to exit non-core businesses.

     This current report contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future actions regarding our business operations and financial charges that we expect to make. Such forward-looking statements involve risks and uncertainties inherent in business forecasts.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 8, 2000            Honeywell International Inc.
                                   (Registrant)

                                   By:/s/ Peter M. Kreindler
                                      -------------------------
                                      Peter M. Kreindler
                                      Senior Vice President and
                                      General Counsel